CERTIFICATE OF INCORPORATION

OF

THORNBURG MORTGAGE SECURITIES CORPORATION

January 29, 2008

ARTICLE I
NAME

The name of the corporation is “Thornburg Mortgage Securities Corporation” (the “Corporation”).

ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT

The address, including street, number, city, and county of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Rd, Suite 400, in the city of Wilmington, County of New Castle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III
CORPORATE PURPOSES

The purpose for which the Corporation is organized is to engage in only the following activities:

(i)
to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of and/or ownership of interests in one or more entities (each, a “Trust”) which will issue bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) (“Securities”), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things, (i) the right to payment under, and other rights of a holder with respect to, various promissory notes, leases, loan agreements, installment sales contracts, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, account balances, certificates of beneficial ownership, bankers' acceptances, bonds, notes or debentures of corporations or other business entities and other agreements and instruments evidencing indebtedness, preferred stock, trust preferred securities or similar securities or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or more of the following: (A) loans secured by senior or junior mortgages on real estate or interests in real estate, (B) deeds of trust, mortgage loans, mortgage participations, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities, (C) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property and financing or re-financing secured thereby, (D) credit card purchases or cash advances, (E) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (F) general debt obligations, and (G) any and all other commercial transactions and commercial, corporate, small business, sovereign, student and consumer loans and indebtedness (collectively, “Receivables”) and (ii), beneficial or participation interests in any of the foregoing, securities evidencing interests in or secured by any of the foregoing, derivative instruments including interest rate swap, cap and floor agreements, and other assets pledged to secure or otherwise supporting Securities, including in each case monies due thereunder and related rights (together with Receivables, “Assets”);

(ii)
to offer and sell, or cause to be offered and sold, Securities in public offerings pursuant to a registration statement declared effective by the United States Securities and Exchange Commission or in private placements or offerings otherwise exempt from registration under the Securities Act of 1933, as amended;

(iii)
in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with Securities, Receivables (and any assets to which Receivables relate) and other Assets and to enter into contractual arrangements, transactions and agreements with respect to Receivables and with the providers or obligors respecting Assets, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate;

(iv)
to arrange or otherwise provide for support for any series of Securities to be issued by the Corporation or any Trust by various forms of credit enhancement including, but not limited to, collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling or other similar agreement relating to such series, cash deposits, insurance policies, guaranteed investment contracts, investment agreements, letters of credit, minimum payment agreements, guarantees, purchase commitments and other forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

(v)	to act as investment manager for a trust and/or to invest certain proceeds from Receivables and related Assets;

(vi)
to authorize, issue, sell and deliver instruments evidencing the Corporation’s indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; and

(vii)
to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware (as may be amended, herein referred to as the “DGCL”) that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes (collectively with the purposes in (i) through (vi) of this Article III, the “Permitted Transactions”).

ARTICLE IV
COVENANTS REGARDING OPERATIONS

The Corporation shall conduct its affairs in accordance with the following provisions:

(i)
The Corporation shall segregate its assets and not allow funds or other assets of the Corporation to be commingled with the funds or other assets of, held by, or registered in the name of any other individual, partnership (whether general or limited), limited liability company, corporation, trust, trust estate, association, nominee or other entity (each, a “Person”), and shall maintain its assets such that the assets are readily identifiable as assets of the Corporation and not those of any other Person, which will include maintaining the Corporation’s own bank accounts separate from any other Person; each reference in this Certificate of Incorporation to “Person,” “third party” or “third parties” being expressly intended to include each holder of Common Stock of the Corporation and each subsidiary or Affiliate of any such stockholder;

(ii)	The Corporation shall maintain books and financial statements and records of the Corporation separate from the books and financial statements and records of every other Person;

(iii)
The Corporation shall observe all procedures and corporate formalities, including maintaining minutes of the Corporation’s meetings and acting on behalf of the Corporation only pursuant to due authorization of the Directors (as defined below) of the Corporation;

(iv)	The Corporation shall conduct its dealings with third parties and otherwise hold itself out to the public, in its own name, as a separate and independent entity;

(v)
The Corporation shall use separate stationary, invoices and checks and, to the extent reasonably required in light of its contemplated business operations, maintain files and facilities separate from every other Person, conspicuously identifying such files or facilities as its files or facilities;

(vi)
The Corporation shall conduct its dealings with every other Person, on an arm’s-length basis by, among other things, paying to any such third party fair value for shared overhead or for any services or leased premises provided by such third party or any of its employees or agents;

(vii)	The Corporation shall file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group of another taxpayer;

(viii)	The Corporation shall pay its liabilities out of its funds and not pay liabilities of any other Person out of its funds;

(ix)
The Corporation shall not guarantee, become obligated on, hold itself out as being obligated or available to satisfy, acquire or assume the liabilities of any other Person or pledge its assets for the benefit of any other Person;

(x)
The Corporation shall correct any known misunderstanding regarding the Corporation’s separate and distinct legal identity and refrain from engaging in any activity that compromises the separate legal identity of the Corporation or the separateness of its assets;

(xi)	The Corporation shall not form, or cause to be formed, any subsidiaries;

(xii)	The Corporation shall ensure that its capitalization is adequate in light of its business and purpose;

(xiii)
The Corporation shall maintain a sufficient number of employees in light of its contemplated business operations, paying the salaries of its employees, if any, out of its own funds, and, to the extent that it shares officers and employees with any other Person, allocating fairly and reasonably the salaries of, and the expenses related to providing the benefits of, officers or other employees shared with any such Person;

(xiv)
The Corporation shall, if the business of the Corporation is so limited as to reasonably be conducted from the premises of an Affiliate, allocate fairly and reasonably any overhead for office space shared with any subsidiary or any other Affiliate;

(xv)	The Corporation shall not identify itself as being a division or a part of any other Person, and not permit any Person to identify the Corporation as being a division or a part of such Person;

(xvi)	The Corporation shall not acquire any securities or obligations of any other Person;

(xvii)
The Corporation shall cause the Corporation’s financial statements to be prepared in accordance with U.S. generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities, including marking any consolidated financial statements of any subsidiary or any Affiliate that includes the financial statements of the Corporation with notes that clearly state that the Corporation is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Corporation and will not be available to satisfy the claims of creditors of any Affiliates of the Corporation; and

(xviii)
The Corporation shall not be bound by the business decisions of its Directors unless such business decisions have been approved in accordance with the governance procedures set forth in this Certificate of Incorporation;

provided, however, that failure by the Corporation to comply with any of the foregoing shall not affect the status of the Corporation as a separate legal entity.

ARTICLE V
LIMITATIONS ON THE CORPORATION’S ACTIVITIES

Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise empowers the Corporation, the Corporation shall not take any of the following actions:

(i)	any act that would be in contravention of this Certificate of Incorporation or the bylaws of the Corporation (the ”Bylaws”);

(ii)	any act that would, to the knowledge of a majority of the Board of Directors, make it impossible to carry on the normal business of the Corporation;

(iii)	possess or assign rights in the Corporation’s assets or property for other than a Corporation purpose;

(iv)	perform any act that would subject any stockholder to liability for the liabilities or obligations of the Corporation;

(v)
so long as any Securities are outstanding, incur, assume, guarantee, or otherwise become liable for any indebtedness or create any liens on any assets of the Corporation other than (1) Securities issued in accordance with Article III above, (2) indebtedness that (A) may be incurred by the Corporation in connection with the issuance of Securities, (B) provides for recourse solely to the assets pledged to secure such indebtedness and no recourse to the Corporation and does not constitute a claim against the Corporation in the event its assets are insufficient to repay such indebtedness, (C) provides that any such indebtedness, other than indebtedness evidenced by Securities, by its terms is fully subordinated to any and all Securities, (D) provides that no action may be taken against assets pledged to secure such indebtedness if and so long as such assets are also pledged to secure outstanding Securities senior to such indebtedness and (E) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Corporation until at least 121 days after each obligation of the Corporation under any indebtedness evidenced by Securities is satisfied in full and (3) indebtedness the issuance of which will not result in the lowering or withdrawal of the rating on any outstanding Securities issued under Section 7 above by each nationally recognized statistical rating agency that has rated any such Securities at the request of the Corporation or any Affiliate (each, a “Rating Agency”);

(vi)
make any loan or other advance of money to (a) any Affiliate or (b) except in the case of Permitted Transactions, any other Person or guarantee obligations of any Affiliate or, except in the case of Permitted Transactions, any other Person;

(vii)
commit or authorize any act of Bankruptcy (as defined below) or acquiesce in any act of Bankruptcy without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director (as defined below). “Bankruptcy” means, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, (iii) the consent or acquiescence of such Person to the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person, or the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person;

(viii)
so long as any Securities are outstanding, consolidate, merge, or engage in any other business consolidation with, or convey or transfer all or substantially all of its assets to, any Person without (a) the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director and (b) written confirmation from each Rating Agency that has rated any Securities at the request of the Corporation that such consolidation, merger, conveyance or transfer will not result in a lowering or withdrawal of such rating;

(ix)	change its independent accountants, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, excluding the Independent Director;

(x)
adopt or change a significant tax or accounting practice or principle of the Corporation, make any significant tax or accounting election, or adopt any position for purposes of any tax return that will have a material adverse effect on any stockholder, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, excluding the Independent Director;

(xi)
make discretionary distributions of cash to the stockholders without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director; or

(xii)
to the fullest extent permitted by law, dissolve, wind up or terminate, or permit the dissolution, winding up or termination of, the Corporation, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director, and without notice to each Rating Agency then rating any outstanding Securities at the request of the Corporation.

ARTICLE VI
CAPITAL STOCK

The total number of shares of stock of all classes that the Corporation shall have authority to issue is 1,000 shares of stock, par value $0.01 per share, with all shares of said stock being Common Stock (the “Common Stock”).

The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation are as follows:

(i)	Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

(ii)	Dividends. Subject to this Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

(iii)
Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

ARTICLE VII
BOARD OF DIRECTORS

The board of directors of the Corporation (the “Board of Directors”) shall consist of no fewer than two nor more than four members, the exact number of which shall be fixed from time to time by the Board of Directors. The number of directors (each, a “Director”) may be changed as provided in the Bylaws. The Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

At all times, at least one of the Directors shall be an Independent Director. For the purposes of this Certificate of Incorporation, “Independent Director” means a director of the Corporation who is not at the time of initial appointment, or at any time while servicing as a director of the Corporation, and has not been at any time during the five (5) years preceding appointment: (a) a stockholder, officer, employee, partner, attorney or counsel of the Corporation or any of its Affiliates; (b) a customer, supplier or other person who derives any of its revenues from its activities with the Corporation or any of its Affiliates; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person; provided, however, that such Independent Director may serve in similar capacities for other “special purpose” entities formed by any direct or ultimate parent of the Corporation or any Affiliate.

An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Corporation if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Corporation, an Independent Director of a “special purpose entity” affiliated with the Corporation. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Corporation’s separateness that are substantially similar to those of the Corporation and provide, inter alia, that it: (a) is organized for limited purposes similar to those of the Corporation; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf without the consent of the Independent Director and (d) shall conduct itself in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other person or entity.

For the purposes of this Certificate of incorporation, “Affiliate” means, with respect to any entity, any other entity other than the Corporation, controlling or controlled by or under common control with such entity, and “control” means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings. Each Independent Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.

The following is a list of the names and mailing addresses of the initial Directors of the Corporation to serve until the first meeting of stockholders or until their successors are elected and qualified in accordance with the Bylaws of the Corporation:

Name	Mailing Address for each Director

Larry A. Goldstone	Thornburg Mortgage, Inc. 150 Washington Avenue, Suite 302 Santa Fe, NM 87501

Clarence G. Simmons, III	Thornburg Mortgage, Inc. 150 Washington Avenue, Suite 302 Santa Fe, NM 87501

Paul Decoff	Thornburg Mortgage, Inc. 150 Washington Avenue, Suite 302 Santa Fe, NM 87501

Michelle A. Dreyer	Corporation Service Company 2711 Centerville Rd, Suite 400 Wilmington, DE 19808

ARTICLE VIII
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to adopt, amend or repeal Bylaws that may include the power to restrict in any manner power granted to the Board of Directors by this Article VIII; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such bylaw had not been adopted.

ARTICLE IX
LIMITATION ON DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, no Director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing in this Article IX shall eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL or (iv) for any transaction from which the Director derives an improper personal benefit. Nothing in this Article IX shall eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Article IX becomes effective. In the event the DGCL is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of Directors of the Corporation, the liability of the Directors shall thereupon be eliminated or limited to the maximum extent permitted by the DGCL, as so amended from time to time.

ARTICLE X
INDEMNIFICATION

The Corporation shall indemnify any Person:

(i)
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the Person’s action was unlawful; or

(ii)
who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith. The rights conferred on any Director of the Corporation under this Article X shall inure to the benefit of any entity that is affiliated with such Director and that is a stockholder of the Corporation.

Any indemnification under paragraphs (i) and (ii) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.

Expenses (including attorneys’ fees) incurred by a Director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by such Person in any such capacity, or arising out of such status as such, whether or not the Corporation would have the power to indemnify such Person against such liability under the provisions of this Article X.

For purposes of this Article X, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purpose of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

This Article X shall not be construed as a limitation upon the power of the Corporation to enter into contracts or undertakings of indemnity with a Director, officer, employee or agent of the Corporation, nor shall it be construed as a limitation upon any other rights to which a Person seeking indemnification may be entitled under any agreement, vote of shareholders or his official capacity and as to action in another capacity while holding office. In the event the DGCL is amended after the date hereof so as to authorize corporate action to further indemnify any of the foregoing Persons, the Corporation shall have the power to provide indemnification to the maximum extent permitted by the DGCL, as so amended from time to time.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

ARTICLE XI
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, the Corporation shall not amend, alter, change or repeal any provision contained in Article III, Article IV, Article V, Article VI, Article VII or this Article XI (the “Restricted Articles”) without (a) the unanimous vote of the Board of Directors of the Corporation including the Independent Director and (b) either (i) if any Securities issued by the Corporation or any Trust formed thereby, or as to which the Corporation has provided credit enhancement, remain outstanding and are not rated by a Rating Agency, the prior written consent of each trustee under any indenture or other agreement pursuant to which such Securities were issued or (ii) if such Securities are rated by a Rating Agency, the prior delivery by each such Rating Agency of a letter to the effect that such amendment, alteration, change or repeal will not result in the qualification, reduction, or withdrawal of the applicable ratings of such securities; provided, further, that the Corporation’s Bylaws or any amendment, alteration, change or repeal thereof shall not in any manner impair, nor alter, the Restricted Articles.

ARTICLE XII
CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE XIII
INCORPORATOR

The name and mailing address of the sole incorporator whose powers terminate upon the filing of this Certificate of Incorporation are as follows:

Name	Mailing Address

Jessica Leyland	1919 M Street, NW
Washington, DC 20036

[Signature Page Follows]

I, THE UNDERSIGNED, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, have caused this Certificate of Incorporation to be executed as of the date first written above.

By:  /s/ Jessica Leyland
Name: Jessica Leyland
Title: Sole Incorporator